                                                                     EXHIBIT 9.2


                AMENDMENT AND JOINDER TO THE SECOND AMENDED AND
                        RESTATED STOCKHOLDERS AGREEMENT

     AGREEMENT (this "Agreement") dated as of October 27, 1997 by and among PHYSICIAN HEALTH CORPORATION (the "Company"), PARIBAS PRINCIPAL INCORPORATED ("PPI"), PARIBAS CAPITAL FUNDING LLC ("PCF') and certain other shareholders of the Company. Capitalized terms herein which are not otherwise defined herein shall have the meanings set forth in the Stockholders Agreement described below.


                             W I T N E S S E T H:
                             -------------------


     WHEREAS, on June 16, 1997, the Company and certain of the stockholders of the Company entered into the Second Amended and Restated Stockholders Agreement (the "Stockholders Agreement");

     WHEREAS, simultaneously with the execution and delivery of this Agreement, PPI and the Company have entered into a Securities Purchase Agreement (the "New Securities Purchase Agreement") pursuant to which the Company will issue, and PPI will subscribe for, certain shares of Series B Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock") and certain purchase warrants (the " PPI Purchase Warrants") exercisable into Common Stock of the Company;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, PCF and the Company have entered into a Warrant Purchase Agreement (the "PCF Warrant Purchase Agreement") pursuant to which the Company will issue, and PCF will subscribe for certain purchase warrants (the "PCF Purchase Warrants", and together with the PPI Purchase Warrants, the "Purchase Warrants") exercisable into Common Stock of the Company;

     WHEREAS, the execution and delivery of this Agreement is a condition precedent to (i) PPI's obligation to purchase the Series B Preferred Stock and the PPI Purchase Warrants pursuant to the New Securities Purchase Agreement and
(ii) PCF's obligation to purchase the PCF Purchase Warrants pursuant to the PCF Warrant Purchase Agreement.

     NOW, THEREFORE, IT IS AGREED:

     (S)1.0   Amendment and Joinder.  (a) For purposes of the Stockholders
              ---------------------
Agreement, (i) each of PPI and PCF shall be deemed to be "Weston Investors" , as such term is defined in the Stockholders Agreement and Schedule A of the
                                                       ----------
Stockholders Agreement shall be deemed to be amended to include each of PPI and PCF, (ii) each of the New Securities Purchase Agreement and the PCF Warrant Purchase Agreement shall be deemed to be included in the definition of the "Purchase Agreement" as such term is defined in the Stockholders Agreement;
(iii) the Purchase Warrants and any contingent warrants issued in respect of the Preferred Stock shall be deemed to be included in the definition of "Warrants" as such term is defined in the Stockholders Agreement and (iv) the Series B Preferred Stock issuable pursuant to the New Securities Agreement shall be deemed to be included in the definition of "Preferred Stock" as such term is defined in the Stockholders Agreement.

     (b) The Stockholders Agreement is hereby amended to delete Sections 7.,3 and 7.4 thereof, in their entirety, and insert the following new Sections 7.3 and 7.4 in lieu thereof;

     "(S)7.3 Amendments, Waiver and Consents.  Any provision in this Agreement
             -------------------------------
     to the contrary notwithstanding, changes in or additions to this Agreement may he made, and compliance with any covenant or provision herein set forth maybe omitted or waived, only by written agreement signed by (a) the Company and (b) Stockholders holding an aggregate of at least

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     a majority of the shares of Common Stock held by the Stockholders, on an as converted/exercised basis and if, in each such case, copies of such modification are delivered to any parties who did nor execute the same; provided, however, that no such modification adversely affecting any
     --------  -------
     Stockholder shall be made without the prior written consent of such Stockholder.

     (S)7.4 Binding Effect, Assignment.  This Agreement shall be binding upon
            --------------------------
     and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior Written consent of the Stockholders holding an aggregate of at least a majority of the shares of Common Stock held by the Stockholders, on an as converted/exercised basis. The Stockholders and the Investors may assign or transfer their rights under this Agreement to the extent permitted herein and by the other agreements between the respective parties and the Company."



                                       ___________________________________
                                       Julie Rawls Moore
                                       990 Hammond Drive, Suite 300
                                       Atlanta,  GA 30328



                                       ___________________________________
                                       Howard E. Fagin, Ph.D.
                                       990 Hammond Drive, Suite 300
                                       Atlanta,  GA 30328



                                       ___________________________________
                                       H. Thomas Scott
                                       990 Hammond Drive, Suite 300
                                       Atlanta,  GA 30328



                                       ___________________________________
                                       J. Michael Ribaudo, M.D.
                                       CEO, PHC MidWest, Inc.
                                       450 North New Ballas  Road, Suite 250
                                       St. Louis, MO 63141-6835

                                       ST. PAUL VENTURE CAPITAL IV, LLC



                                       ___________________________________
                                       By:
                                       Title:


                                       NATIONAL CITY VENTURE CORPORATION



                                       ___________________________________
                                       By:
                                       Title:


                                       BANCBOSTON INVESTMENTS INC.



                                       ___________________________________
                                       By:
                                       Title:


                                       ___________________________________
                                       Sarah C. Garvin
                                       990 Hammond Drive, Sutie 300
                                       Atlanta, GA 30328



                                       ___________________________________
                                       Thomas Rodgers, Jr.
                                       990 Hammond Drive, Suite 300
                                       Atlanta, GA 30328



                                       ___________________________________
                                       Shamus Holt
                                       3885 Oakwater Circle
                                       Orlando, FL 32806

     The undersigned have executed this Agreement as of the date written next t their signatures.


                                       PHYSICIAN HEALTH CORPORATION


                                       ___________________________________
                                       By:
                                       Title:


                                       PARIBAS PRINCIPAL INCORPORATED


                                       ___________________________________
                                       By:
                                       Title:


                                       PARIBAS CAPITAL FUNDING LLC



                                       ___________________________________
                                       By:
                                       Title:

                                       WESTON PRESIDIO CAPITAL II, L.P.

                                       By:       WESTON PRESIDIO CAPITAL
                                                 MANAGEMENT II, L.P.


                                       ___________________________________
                                       By:
                                       Title: